STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF FORMATION

OF

CPG JP MORGAN ALTERNATIVE STRATEGIES FUND, LLC

Under Section 18-202 of the Delaware
Limited Liability Company Act

The undersigned, being the principal executive officer of the limited liability company under Section 18-202 of the Limited Liability Company Act of the State of Delaware, hereby certifies:

FIRST:  The name of the limited liability company is CPG JP Morgan Alternative Strategies Fund, LLC (the "Company").

SECOND: The first certification of the Certificate of Formation of the Company as filed with the Secretary of State of Delaware on August 3, 2010 is hereby deleted in its entirety and replaced with the following:

FIRST: The name of the limited liability company is CPG JPMorgan Alternative Strategies Fund, LLC.

THIRD: All other provisions of the Certificate of Formation of the Company shall remain in effect.

                IN WITNESS WHEREOF, the undersigned has signed this Certificate on the 6th day of May 2011.

CPG JP MORGAN ALTERNATIVE STRATEGIES FUND, LLC

By:	/s/ Mitchell A. Tanzman
	Name:	Mitchell A. Tanzman
	Title:	Principal Executive Officer